UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2007

      MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-04258	22-1897375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

                                                        Juniper Business Plaza, Suite 3-C

                                                        3499 Route 9 North

                                                        Freehold, New Jersey                                                 07728

                                                        (Address of principal executive offices)                (Zip Code)

(732) 577-9996

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2007 Annual Meeting of Stockholders of Monmouth Real Estate Investment Corporation (the “Company”) held on July 26, 2007, the stockholders of the Company approved the 2007 Stock Option Plan (the “2007 Plan”).  The 2007 Plan will remain in effect until March 26, 2017, unless sooner terminated in accordance with its terms.  Under the 2007 Plan, the Compensation Committee of the Company’s Board of Directors may grant incentive stock options and nonqualified stock options to key employees and officers of the Company and any subsidiary of the Company.  The selection of those key employees and officers, from among those eligible, who will receive awards under the 2007 Plan, is within the discretion of the Compensation Committee, provided that awards of incentive stock options may be made only to employees of the Company and any subsidiary of the Company.  An aggregate of 1,500,000 shares of the Company’s common stock are available for issuance pursuant to the 2007 Plan.

The foregoing description of the 2007 Plan is only a summary and is qualified in its entirety by reference to the 2007 Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

10.1

Monmouth Real Estate Investment Corporation 2007 Stock Option Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Dated:

August 1, 2007

By:

  /s/ Anna T. Chew

                                                                                                Anna T. Chew

                                                                                                Chief Financial Officer

EXHIBIT INDEX

10.1

Monmouth Real Estate Investment Corporation 2007 Stock Option Plan.